Exhibit 99.1

News Announcement

For more information contact:

Omar Choucair

Chief Financial Officer

DG

972/581-2000

JoAnn Horne

Market Street Partners

415/445-3233

DG® REPORTS RECORD THIRD QUARTER 2011 RESULTS

Revenue Increases 52% to $84.6 Million

EBITDA Increases 18% to $30.7 Million

Dallas, TX — November 9, 2011 — DG® (NASDAQ: DGIT), the world’s leading ad management and distribution platform, today reported third quarter financial results.  Consolidated revenue for the third quarter 2011 increased 52% to $84.6 million, compared to $55.6 million in the same period of 2010.  Third quarter Adjusted EBITDA increased 18% to $30.7 million compared to $26.1 million for the same period of 2010.

Scott Ginsburg, Chairman and CEO of DG, stated, “At the beginning of the quarter, DG was at a crossroads in bridging the gap between its TV and Online businesses and, by the end of the third quarter, we successfully transitioned the Company to become the largest pure-play provider of both TV and on-line advertising technology. DG provides agencies and marketers solutions for the creation, distribution, and monitoring of advertising campaigns across the two most important advertising mediums. With the convergence of TV and online advertising occurring at an accelerating pace, DG’s first-to-market products and widely adopted technology will become an increasingly important differentiator in the marketplace.”

The Company closed on the MediaMind and EyeWonder acquisitions on July 26, 2011 and September 1, 2011, respectively.  The results of MediaMind and EyeWonder have been included in the reported results from the respective acquisition dates to September 30, 2011.

The Company has reported its operating results in two operating segments for the third quarter of 2011: the Television Segment and the Online Segment.  The Company’s advertising distribution business, direct response services, long form syndication business, and business intelligence unit comprise the Company’s Television Segment. The Company’s MediaMind, EyeWonder and Unicast businesses form the Online Segment and will operate under the MediaMind brand going forward.

Third quarter highlights include:

•                  DG generated consolidated revenue in the quarter of $84.6 million, an increase of 52% over the same period a year ago.

•                  The TV Segment generated revenue of $60.6 million, an increase of 17% from the year earlier period.

•                  The Online Segment generated revenue of $24.0 million, an increase of 490% from the year earlier period, due primarily to DG’s acquisition of MediaMind and EyeWonder.

•                  HD advertising revenue increased 28% to $31.7 million from the year earlier period.

•                  DG’s third quarter GAAP net loss was $4.1 million, or $0.15 per diluted share, compared to GAAP net income of $9.9 million, or $0.34 per diluted share, in the year earlier period. DG’s third quarter operating income reflects the MediaMind and EyeWonder acquisitions and integration related expenses of $10.6 million or approximately $0.38 per share net of tax.

•                  DG’s third quarter non-GAAP net income was $19.1 million, or $0.69 per diluted share, compared to non-GAAP net income of $12.9 million, or $0.45 per diluted share in the year earlier period.

•                  As of September 30, 2011, DG reported $67.1 million of cash and cash equivalents.

•                  DG borrowed $490 million under its long term credit facility during the quarter to fund the MediaMind acquisition.

•                  DG has acted on approximately $12.1 million of the previously announced $27 million operating cost synergies.

“We continue to make good progress executing the integration of the acquisitions and reposition DG as global platform,” said Neil Nguyen, President and COO.  “Our Online Segment showed solid growth, increasing the number of platform customers and revenue from data-driven products, while we began to invest in the development of cross platform products to addresss the demand for on-line video advertising and Advance TV solutions.  In the TV Segment, we were pleased with the performance of our MIJO business unit in Canada and overall the ongoing adoption of HD by both advertisers and broadcasters.  Our HD penetration also grew significantly to 17%.”

Third Quarter 2011 Financial Results Webcast

The Company’s third quarter conference call will be broadcast live on the internet at 8:30 a.m. ET on November 9, 2011.  The webcast is open to the general public and all interested parties may access the live webcast on the internet at the Company’s Web site at www.dgit.com.  Please allow 15 minutes to register and download or install any necessary software.

Non-GAAP Reconciliation, Adjusted EBITDA, Non-GAAP Net Income Definitions

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial measures and require companies to explain why non-GAAP financial measures are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures also are used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial measures because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization, share-based compensation, acquisition and integration expenses, discontinued operations, restructuring / impairment charges and benefits, and gains and losses on derivative instruments. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as net interest expense, acquisition and integration expenses, and gains and losses from derivative instruments, or do not require a cash outlay, such as share-based compensation and impairment charges. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

The Company defines “non-GAAP net income” as net income before amortization of intangible assets, impairment charges, acquisition and integration expenses, write-off of deferred loan fees and loss on interest rate swap terminations/foreign currency forward contracts, discontinued operations,  and share-based compensation expense.  All amounts excluded from “non GAAP net income” are reported net of the tax benefit these expenses provide.

The Company considers non-GAAP net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

Adjusted EBITDA and non-GAAP net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial measures to the comparable GAAP measures.

Acquisitions / Discontinued Operations

The Company has completed several acquisitions that have impacted the comparability of the operating results presented.  The results of operations for each of the following entities have been included in the Company’s results since the acquisition date.

•                  Match Point Media on October 1, 2010

•                  MIJO Corporation (“MIJO”) on April 1, 2011.

•                  MediaMind Technologies, Inc. (“MediaMind”) on July 26, 2011.

•                  EyeWonder LLC, a Delaware LLC, and the equity interests of Chors GmbH, a German LLC (collectively, “EyeWonder”) on September 1, 2011.

Results related to the Company’s Springbox unit for the third quarter and prior periods have been reclassified to discontinued operations and have not been included for either period in 2010 or 2011.

About DG

DG connects over 9,000 global advertisers and agencies with their targeted audiences through an expansive network of over 6,000 television broadcast stations and over 8,200 web publishers in 64 countries. The Company’s TV Segment utilizes best-in-class network and content management technologies, creative and production resources, digital asset management and syndication services that enable advertisers and agencies to work faster, smarter and more competitively. The Company’s Online Segment, MediaMind, allows marketers to benefit from optimized management of online advertising campaigns while maximizing data driven advertising. For more information, visit www.DGit.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  Such risks and uncertainties include, among other things;

•                  our potential inability to further identify, develop and achieve commercial success for new products;

•                  the possibility of delays in product development;

•                  the development of competing distribution products;

•                  our ability to protect our proprietary technologies;

•                  risks associated with integrating the MediaMind and other acquisitions with our operations, personnel or technologies;

•                  operating in a variety of foreign jurisdictions;

•                  fluctuations in currency exchange rates;

•                  risks of new, changing, and competitive technologies;

and other risks relating to DG’s business which are set forth in the Company’s filings with the Securities and Exchange Commission.  DG assumes no obligation to publicly update or revise any forward-looking statements.

(Financial Tables Follow)

Digital Generation, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$84,594	$55,626	$215,956	$166,147
Cost of revenues	28,292	16,948	72,741	50,658
Sales and marketing	9,619	3,291	15,844	9,868
Research and development	5,546	2,709	10,891	7,254
General and administrative	10,394	6,538	25,003	20,892
Operating expenses, excluding depreciation and amortization, share-based compensation and acquisition and integration expenses	53,851	29,486	124,479	88,672
Adjusted EBITDA	30,743	26,140	91,477	77,475
Depreciation and amortization	13,514	6,924	27,898	20,933
Share-based compensation	3,895	1,235	7,105	3,463
Acquisition and integration expenses	10,571	100	13,776	100
Operating income	2,763	17,881	42,698	52,979
Write-off of deferred loan fees	200	713	200	2,875
Loss on interest rate swap termination	—	—	—	2,135
Other interest expense, net	6,561	11	6,671	2,237
Interest expense and other, net	6,761	724	6,871	7,247
Income (loss) before income taxes from continuing operations	(3,998)	17,157	35,827	45,732
Provision (benefit) for income taxes	(73)	7,117	16,366	18,984
Income (loss) from continuing operations	(3,925)	10,040	19,461	26,748
Income (loss) from discontinued operations, net of tax	(134)	(140)	(628)	194
Net income (loss)	$(4,059)	$9,900	$18,833	$26,942

Basic earnings (loss) per share:
Continuing operations	$(0.14)	$0.35	$0.70	$0.99
Discontinued operations	(0.01)	—	(0.02)	—
Total	$(0.15)	$0.35	$0.68	$0.99

Diluted earnings (loss) per share:
Continuing operations	$(0.14)	$0.35	$0.70	$0.97
Discontinued operations	(0.01)	(0.01)	(0.03)	0.01
Total	$(0.15)	$0.34	$0.67	$0.98

Weighted average common shares outstanding:
Basic	27,491	28,400	27,568	26,896
Diluted	27,491	28,666	27,861	27,274

Digital Generation, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income and Adjusted EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income (loss)	$(4,059)	$9,900	$18,833	$26,942
Amortization of intangibles	8,429	2,900	15,457	8,699
Share-based compensation	3,895	1,235	7,105	3,463
Acquisition and integration expenses	10,571	100	13,776	100
Write-off of deferred loan fees and loss on interest rate swap termination	200	713	200	5,010
Loss on foreign currency forward contracts	386	—	386	—
Income tax effect of above items	(429)	(2,053)	(16,867)	(7,170)
Discontinued operations, net of tax	134	140	628	(194)

Non-GAAP net income	19,127	12,935	39,518	36,850

Other interest expense, net	6,175	11	6,285	2,237
Add back income tax effect of items within Non- GAAP net income shown above	429	2,053	16,867	7,170
Provision (benefit) for income taxes	(73)	7,117	16,366	18,984
Depreciation expense	5,085	4,024	12,441	12,234
Adjusted EBITDA	$30,743	$26,140	$91,477	$77,475

Non-GAAP earnings per share:
Basic	$0.69	$0.45	$1.43	$1.36
Diluted	$0.69	$0.45	$1.41	$1.34

Weighted average common shares outstanding:
Basic	27,491	28,400	27,568	26,896
Diluted	27,491	28,666	27,861	27,274

Reconciliation of Diluted GAAP Earnings (Loss) per Share to Diluted Non-GAAP Earnings per Share

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

GAAP earnings (loss) per share - diluted	$(0.15)	$0.34	$0.67	$0.98
Amortization of intangibles	0.31	0.10	0.55	0.32
Share-based compensation	0.14	0.04	0.26	0.13
Acquisition and integration expenses	0.38	—	0.49	—
Write-off of deferred loan fees and loss on interest rate swap termination	0.01	0.03	0.01	0.18
Loss on foreign currency forward contracts	0.01	—	0.01	—
Income tax effect of above items	(0.02)	(0.07)	(0.60)	(0.26)
Discontinued operations	0.01	0.01	0.02	(0.01)
Non-GAAP earnings per share - diluted	$0.69	$0.45	$1.41	$1.34

Digital Generation, Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$18,833	$26,942
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	12,635	12,416
Amortization of intangibles	15,807	9,080
Deferred income taxes	(7,354)	11,898
Provision for accounts receivable losses	1,833	2,203
Share-based compensation	7,105	3,463
Other	553	(800)
Changes in operating assets and liabilities:
Accounts receivable	12,008	514
Other assets	(247)	2,247
Accounts payable and other liabilities	(8,133)	(2,652)
Deferred revenue	497	(550)
Net cash provided by operating activities	53,537	64,761

Cash flows from investing activities:
Purchases of property and equipment	(6,910)	(7,054)
Capitalized costs of developing software	(5,491)	(3,585)
Acquisition of MIJO, net of cash acquired	(43,832)	—
Acquisition of MediaMind, net of cash acquired	(397,788)	—
Acquisition of EyeWonder, net of cash acquired	(58,325)	—
Other	(1,257)	—
Net cash used in investing activities	(513,603)	(10,639)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of costs	383	115,823
Purchases of treasury stock	(16,571)	(4,423)
Payment of tax withholding obligation in exchange for shares tendered	(1,129)	(1,620)
Proceeds from issuance of long-term debt	485,100	—
Payment of debt issuance costs	(12,019)	—
Repayments of capital leases	(298)	(3,618)
Repayments of long-term debt	(1,225)	(102,462)
Net cash provided by financing activities	454,241	3,700

Effect of exchange rate changes on cash and cash equivalents	(502)	(15)
Net increase (decrease) in cash and cash equivalents	(6,327)	57,807
Cash and cash equivalents at beginning of year	73,409	33,870

Cash and cash equivalents at end of period	$67,082	$91,677

Supplemental disclosures of cash flow information:
Cash paid for interest	$5,445	$4,919
Cash paid for income taxes	$25,327	$8,659
Capital lease obligations incurred	$—	$1,157

Digital Generation, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)
Cash	$67,082	$73,409
Accounts receivable, net	90,039	64,099
Property and equipment, net	53,125	39,380
Goodwill	494,019	226,257
Deferred income taxes	34,148	14,729
Intangibles, net	319,641	95,518
Other	42,350	3,953
Assets of discontinued operations	2,566	2,659
Total assets	$1,102,970	$520,004

Accounts payable and accrued liabilities	$52,220	$17,685
Deferred revenue	2,441	1,450
Deferred income taxes	59,618	—
Debt	484,037	—
Other	4,128	3,957
Total liabilities	602,444	23,092
Total stockholders’ equity	500,526	496,912
Total liabilities and stockholders’ equity	$1,102,970	$520,004